Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                      PACIFIC ANIMATED IMAGING CORPORATION
             (Exact name of registrant as specified in its charter)



State of Delaware        326 First Street, Suite 100           11-2964894
                          Annapolis, Maryland 21403
(State or Other         (Address, including zip code        (I.R.S. Employer
Jurisdiction of         of principal executive office)     Identification No.)
Incorporation or
Organization)



             Consulting Agreement between Pacific Animated Imaging
                        Corporation and Charles LaLoggia

                            (full title of the plan)


                         Ernest D. Palmarella, Esquire
                           Palmarella & Sweeney, P.C.
                      2 Radnor Corporate Center, Suite 310
                              100 Matsonford Road
                                Radnor, PA 19087
                      (Name, address, and telephone number
                             of agent for service)

                         CALCULATION OF REGISTRATION FEE

- ------------------------------------------------------------------------------------------------
                                                                  Proposed
                                           Proposed               Maximum           Amount of
Title of Securities    Amount to be     Maximum Offering     Aggregate Offering    Registration
to be Registered        Registered       Price Per Share         Price (1)             Fee
- ------------------------------------------------------------------------------------------------
Common Stock,             25,000            $11.375             $284,375.00          $100.00
par value $0.0001

         (1) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based upon the closing price of Registrant's common stock of $11.375 as reported by NASDAQ on June 28, 1996.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1995;

         (b) The Registrant's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996 and June 30, 1996; and

         (c)      The  Registrant's  registration  statement  filed  pursuant to
                  Section 12 of the Exchange Act, containing information set forth under the caption "Description of Capital Stock".

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold, or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4. Description of Securities.

         Not Applicable


Item 5. Interests of Named Experts and Counsel.

         Not Applicable


Item 6. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "GCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amount paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal actions, or proceeding, had no reasonable cause to believe that their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         The Registrant's Bylaws also requires the Registrant to indemnify its officers and directors to the fullest extent permitted under the GCL.

         The Registrant has entered into indemnification agreements with its directors and executive officers that provide for indemnification, except if the Indemnitee acted in bad faith, or his/her actions were the result of active and deliberate dishonesty and were material to the cause of action, or if Indemnitee personally gained a financial profit or other advantage to which indemnitee was not legally entitled.


Item 7. Exemption from Registration Claimed.

         Not Applicable


Item 8. Exhibits.

     Exhibit No.  Description of Exhibit


         5        Opinion re: legality

        23.1      Consent of Independent Certified Public Accountants

        23.1.1    Consent of Independent Auditors

        23.2      Consent of Legal Counsel (included as part of Exhibit 5)

        24        Powers of Attorney (included as part of Signature Page)

        99        Consulting Agreement between Charles LaLoggia and Registrant

Item 9. Undertakings.

         A. Undertakings Relating to Delayed or Continuous Offerings of Securities.

         (1) The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) The Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         (3) The Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. Undertaking Relating to the Incorporation of Certain Documents by Reference.

         (1) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) The Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 19, 1996.


                           PACIFIC ANIMATED IMAGING ORPORATION


                           By:   /s/  John J. Cadigan
                              John J. Cadigan, Chief Executive Officer




                               POWERS OF ATTORNEY


         We, the undersigned officers and directors of PACIFIC ANIMATED IMAGING CORPORATION, hereby severally constitute and appoint John J. Cadigan or Suzanne
C. Brown, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         WITNESS our hands and common seal on the dates set forth below.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                TITLE                            DATE

                                  Chairman of the Board,
                                  Chief Executive Officer,
  /s/ John J. Cadigan             Secretary, and Treasurer    August 19, 1996
- -------------------------------
John J. Cadigan


  /s/ Suzanne C. Brown            Chief Financial Officer     August 19, 1996
- -------------------------------
Suzanne C. Brown


  /s/ A. David Rossin             Director                    August 19, 1996
- -------------------------------
A. David Rossin, Ph.D.


/s/ Frederick Pettit              Director                    August 19, 1996
- -------------------------------
Frederick Pettit